UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2020

Royal Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

56 Broad Street, Suite 2

Charleston, South Carolina 29401

(Address of principal executive office) (Zip Code)

(843) 900-7693

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Loan Agreement

On January 6, 2020, effective as of December 31, 2019, Royal Energy Resources, Inc. (the “Company”) entered into a Second Amendment to Secured Promissory Note (the “Second Amendment”) with Cedarview Opportunities Master Fund, L.P (“Cedarview”). The Amendment relates to the secured promissory note (the “Note”) executed between the Company and Cedarview as of May 31, 2017 in the original principal amount of $2,500,000, with a current principal balance of $1,500,000. The Second Amendment extends the maturity date to May 31, 2021, and increases the interest rate on the Note to 15% for the period from March 1, 2020 to the maturity date. The Second Amendment also pledged as additional collateral a royalty interest owned by the Company, and requires that the Company pay Cedarview 75% of all proceeds from the royalty agreement in excess of $175,000 in any calendar year as a prepayment of the Note. All other terms, provisions, conditions and definitions as set forth in the Note remain in full force and effect, including without limitation all security and collateral required by the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Royal Energy Resources, Inc.

Dated: January 15, 2020	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	General Counsel